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                                   EXHIBIT 11

                           TRANSTECHNOLOGY CORPORATION

               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                       IN ACCORDANCE WITH INSTRUCTION 4(g)


                                              THREE MONTHS ENDED
                                     --------------------------------------
                                          6/30/96                7/02/95
                                     ----------------       ---------------
Primary earnings per share:

Weighted average number of
 common shares outstanding               5,103,635              5,082,365

Dilutive effect of stock
 option plan                             -     (a)              -     (a)
                                     -------------          -------------
                                         5,103,635              5,082,365
                                     =============          =============

Net income                           $   1,828,000          $   1,561,000
                                     =============          =============

Primary earnings per share           $        0.36          $        0.31
                                     =============          =============


(a) The inclusion of stock options in the calculation of primary earnings per share was either anti-dilutive or not material as per APB 15.

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